Exhibit 10.1
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ASSET PURCHASE AGREEMENT
          THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 19, 2008, by and between NOVAVAX, INC., a Delaware corporation (“Seller”), and GRACEWAY PHARMACEUTICALS, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein as the “parties” and individually as a “party”.
          WHEREAS, Seller developed a pharmaceutical product known as Estrasorb® (such product, including all dosages and formulations, whether existing on the date hereof or in the past, the “Product”), utilizing certain micellar nanoparticle technology owned by Seller and covered in Patent No. 5,629,021 (the “MNP Technology”);
          WHEREAS, Seller granted to Allergan USA, Inc. (formerly known as Esprit Pharma, Inc.), a Delaware corporation (“Esprit”), an exclusive license to certain rights to manufacture, market, promote and sell the Product in the United States, Mexico and Canada, and subsequently thereafter Seller transferred to Esprit all right, title and interest in and to the NDA (as hereinafter defined) for the Product and other regulatory approvals for the Product;
          WHEREAS, Allergan, Inc., a Delaware corporation (“Allergan”), owns, directly or indirectly, all of the outstanding capital stock of Esprit;
          WHEREAS, Seller, collectively with Esprit and certain of Esprit’s affiliates, own all right, title and interest in, to and under all assets, properties, privileges, claims and rights relating to the Product and the MNP Technology in the Territory (as hereinafter defined);
          WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Esprit and Allergan have entered into an Asset Purchase Agreement (the “AGN Asset Purchase Agreement”), pursuant to which Esprit has agreed to sell to Buyer, and Buyer has agreed to purchase from Esprit, all right, title and interest of Esprit and certain of Esprit’s affiliates in the Territory in and to the assets and rights associated with the Product identified therein, and Allergan has agreed to guaranty the obligations of Esprit thereunder, all on the terms and subject to the conditions set forth in the AGN Asset Purchase Agreement; and
          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest of Seller in the Territory in and to the Product and the MNP Technology, and all privileges, claims and rights relating to the Product, and the MNP Technology and the other assets and rights identified herein, all on the terms and subject to the conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

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ARTICLE 1.
DEFINITIONS AND INTERPRETATIONS
          Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Additionally, in this Agreement, unless a clear contrary intention appears: (a) all references herein to “Articles” or “Sections” are to Articles or Sections of this Agreement; (b) the singular number includes the plural number and vice versa; (c) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (e) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.
ARTICLE 2.
SALE AND PURCHASE OF ASSETS;
PURCHASE PRICE; EXCLUDED LIABILITIES
     2.01 Sale and Purchase of Assets.
          Subject to the terms and conditions of this Agreement (including Section 2.02 ), at Closing Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire, pay for and accept from Seller, all right, title and interest of Seller and its Affiliates in the Territory in, to and under the following assets, properties, privileges, claims and rights (collectively, the “Assets”), free and clear of all Encumbrances:
          (a) The Patents, Marks, Trademark Registrations and Copyrights described in Schedule 2.01(a) , and all other Intellectual Property (including Trade Secrets) relating primarily to the Product (all such Assets described in the foregoing clauses, the “Assigned Intellectual Property”);
          (b) All Know-How that is (i) primarily related to the Product or the Business, (ii) contained within or comprising the Books and Records or (iii) used, useful or necessary in connection with the manufacture, packaging, labeling or testing of the Product as conducted by Seller or its Affiliates as of the date hereof, or in connection with the use, maintenance or operation of the Manufacturing Equipment by or on behalf of Seller or its Affiliates as of the date hereof, in each case solely for the Territory (except in connection with the exercise of Buyer’s rights in Section 2.01(g) to make or have made the Product outside the Territory) (all such Know-How described in clauses (i), (ii) and (iii), the “ Transferred Know-How ”);

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          (c) All registrations, applications, approvals, licenses and permits relating to the Assets (including the Product) from the FDA and any other Governmental Authority in the Territory held in the name of Seller or any of Seller’s Affiliates (collectively, the “Product Registrations”), including those set forth on Schedule 2.01(c) , and all supplements thereto, whether issued, pending, or in draft form, and all records, reports, data and other information primarily related to the Assets (including the Product) required to be kept under applicable Laws in the Territory and all correspondence to or from all Governmental Authorities in the Territory which relates primarily to the Assets (including the Product);
          (d) All current and archived books, computer data, records, files, documents, information, correspondence and data (audio, visual or print) in Seller’s possession or control to the extent relating primarily to the Assets (including the Product) for the Territory, including in each case as and to the extent relating primarily to the Assets for the Territory, as applicable: research and development reports, studies, pre-clinical and clinical data, research and development data, lists of customers and suppliers of the Product in the Territory, miscellaneous records with respect to customers and supply sources, credit and collection records, adverse experience reports and files and data related thereto and all periodic adverse experience reports, files and data, and all other files, data and records related to pharmacovigilence matters, business development plans, advertising matter, catalogs, correspondence, mailing lists, photographs, sales and distribution materials and records, purchasing materials and records, manufacturing and quality control records and procedures, market materials, marketing and promotional materials, product literature, training materials, sale aids, research data, copies of all files relating to the filing, prosecution, issuance, maintenance, enforcement and/or defense of any Assigned Intellectual Property, master batch records, including change of control history, executed records for all lots, including those expired, product batch records, analytical methods and validation reports with respect to process, equipment and methods, product complaints, stability data and the history thereof, annual reports, annual product reports, FDA and internal audit reports, whether on paper or in electronic format (the “Books and Records”);
          (e) The manufacturing equipment and assets listed on Schedule 2.01(e) (the “Manufacturing Equipment”), and any warranty rights applicable to such Manufacturing Equipment (to the extent the same are transferable);
          (f) All customer and supplier relationships and goodwill primarily related to the Product;
          (g) All rights to market or have marketed, sell or have sold, promote or have promoted, distribute or have distributed the Product in the Territory, and make or have made the Product in or outside of the Territory, including, to the extent transferable, all rights to reference Drug Master Files and other data for the Product’s active pharmaceutical ingredients;
          (h) All claims, counterclaims, credits, causes of action, rights of recovery and rights of setoff and third party warranties, guaranties and similar contractual rights

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as to the third parties held by Seller or any Affiliate of Seller to the extent related primarily to the Assets; and
          (i) All other assets, properties, privileges, claims and rights of Seller and its Affiliates relating primarily to the Product or the Business in the Territory (except for Intellectual Property or Know-How, each of which is being sold, assigned, transferred, conveyed and delivered by Seller to Buyer pursuant to the other subparagraphs of this Section 2.01 ).
     2.02 Excluded Assets.
          (a) Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets, and retained by Seller, the following assets (collectively, the “Excluded Assets”):
               (i) all cash and cash equivalents owned by Seller;
               (ii) all contracts of insurance and all insurance plans and the assets thereof;
               (iii) all accounts receivable or invoices arising out of the sale of the Product on or prior to 11:59 p.m. (EST) on the Closing Date (“Pre-Closing Receivables”);
               (iv) any and all claims of Seller with respect to any Tax refunds;
               (v) all human resources and any other employee related files and records;
               (vi) subject to the license and rights granted to Buyer pursuant to Section 6.04, all right, title and interests of Seller in and to the Names;
               (vii) all books and records relating to or used in the business of Seller and not primarily relating to the Assets;
               (viii) all assets of the Seller not expressly included within the Assets set forth in Section 2.01 above; and
               (ix) all of the rights of Seller under or pursuant to this Agreement or any other rights in favor of Seller pursuant to the Related Documents.
          (b) Notwithstanding the foregoing, neither Seller nor any of its Affiliates shall retain any interest, royalty or Intellectual Property rights relating to the Assets in the Territory, other than rights to receive cash or cash equivalents in connection with Pre-Closing Receivables, except as expressly set forth in the Related Agreements.

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          (c) For the avoidance of doubt under Section 2.01(b), Buyer acknowledges that Seller retains the ownership rights in the Know-How for use outside the Territory, including the right to develop, make, have made, use, sell, offer for sale, and import products solely outside the Territory, subject to Buyer’s right in accordance with Section 2.01(g) to make or have made the Product outside of the Territory. Buyer hereby agrees not to assert any ownership right, title or interest in or to the Know-How outside the Territory inconsistent with Buyer’s rights under Section 2.01(b) and the foregoing acknowledgement in this Section 2.02(c).
     2.03 Excluded Liabilities.
          Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume, and Seller and its Affiliates shall retain, pay, perform and discharge when due, all Liabilities of Seller and its Affiliates arising out of or related to the Product and the Business prior to the Closing Date (collectively, the “Excluded Liabilities”), except for any post-Closing Date liabilities expressly agreed to be assumed by Buyer pursuant to this Agreement. The Excluded Liabilities shall include the following:
          (a) account payables and Liabilities of Seller or any of its Affiliates for materials and services with respect to the manufacture of the Product or Inventory prior to the Closing Date;
          (b) any Tax payable with respect to any business, asset, property or operation of Seller or any member of any affiliated group of which Seller is a member (including any Taxes relating to or arising out of the operation of the Business) arising out of, directly or indirectly, the Assets or the ownership, control, lease, or license of any of the Assets for any pre-Closing Tax period, other than any Tax for which Buyer is responsible pursuant to Section 10.03;
          (c) any Liability of Seller or any of its Affiliates arising out of or relating to any Excluded Asset or arising out of the operations or conduct by Seller or its Affiliates of any business other than the Business;
          (d) any Liability of Seller or any of its Affiliates arising out of or relating to independent contractors or employees, including any Liability with respect to employment, compensation or benefits (including severance and benefit plans) for the present or future employees of Seller for all employment relating to the Business;
          (e) all Liabilities of Seller and any of its Affiliates arising out of any product liability, patent infringement, breach of warranty or claim for injury to person or property whenever asserted which resulted from the use or misuse of Product sold prior to the Closing Date (including all proceedings relating to any such Liabilities);

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          (f) all Liabilities of Seller and any of its Affiliates arising out of government seizures, field corrections, withdrawals or recalls of Product sold prior to the Closing Date, whether claimed prior to, on or after the Closing Date;
          (g) all Liabilities of Seller and any of its Affiliates with respect to any litigation or other claims to the extent arising from any event, circumstance or condition occurring or alleged to have occurred prior to the Closing Date;
          (h) all Liabilities of Seller and any of its Affiliates arising out of user or other similar fees payable to the FDA or other Governmental Authority in the Territory to the extent such fees are payable on account of the operation of the Business prior to the Closing Date;
          (i) all Liabilities of Seller and any of its Affiliates arising out of or related to the use, maintenance, occupancy or possession of the Catalent Facility or the Manufacturing Equipment prior to and during the term of the Supply Agreement, and all Liabilities arising out of or related to the cleaning and removal of such Manufacturing Equipment from the Catalent Facility (except for those costs and expenses of Seller to be reimbursed by Buyer pursuant to the Supply Agreement), and the restoration of the Catalent Facility to its prior condition; and
          (j) all other Liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to, directly or indirectly, the Seller’s operation of the Business prior to the Closing Date or Seller’s ownership of the Assets (including the Product) prior to the Closing Date.
     2.04 Purchase Price.
          For and in consideration of the conveyances and assignments described herein, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an amount equal to [* * *] (the “Purchase Price”).
     2.05 Payment at Closing.
          The Purchase Price shall be paid by Buyer to Seller at the Closing by wire transfer of immediately available funds to the account specified by Seller in writing prior to the Closing.
     2.06 Additional Assurances.
          In addition to and without limitation of the obligations of Seller set forth in Section 10.02, in the event that from and after the Closing Date, Seller or Buyer shall become aware of any Asset that was not transferred to Buyer on the Closing Date, then Seller shall

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promptly assign, transfer and convey such Asset to Buyer, free and clear of all Encumbrances, pursuant to assignment documentation reasonably satisfactory to Buyer; provided, that nothing in this Section 2.06 shall limit Seller’s right to contest whether an item is an Asset that should have been conveyed to Buyer at Closing.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES BY SELLER
           Seller represents and warrants to Buyer as follows as of the Closing Date:
     3.01 Organization and Standing.
          Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in any jurisdiction where such qualification is necessary. Seller has the corporate power and authority to own, lease and otherwise to hold the Assets, to carry on the Business, and to enter into and perform the terms of this Agreement, the other Related Documents to which it is a party and the transactions contemplated hereby and thereby.
     3.02 Authorization.
          The execution, delivery and performance of this Agreement and of the other Related Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate actions of Seller (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other Related Document to which Seller is a party will constitute, a valid and binding agreement and obligation of Seller, enforceable against Seller in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity.
     3.03 Consents and Approvals; No Conflicts.
          (a) The execution and delivery of this Agreement and each other Related Document to which Seller is a party, and the performance of the transactions contemplated herein and therein by Seller will not require any consent, approval, authorization or other action by, or, except as set forth on Schedule 3.03, filing with or notification to, any Governmental Authority or other Person.
          (b) The execution, delivery and performance by Seller of this Agreement and the other Related Documents to which Seller is a party do not and will not (i) conflict with or violate any Law applicable to Seller, the Assets or the Business or by which any

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of the Assets or the Business is subject or affected, (ii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Contract to which Seller is a party or by which Seller is bound or to which any of the Assets or the Business is subject or affected, (iii) result in the creation of any Encumbrance upon the Assets, or (iv) conflict with or violate the organizational documents of Seller; except in the case of clause (i) or (ii) where such conflict, violation or breach would not be reasonably be expected to have a material adverse effect on the Assets or the Business.
     3.04 Absence of Certain Changes or Events.
          Since September 1, 2007, there has been no Material Adverse Change in the Business or the Assets (including the Product). Except as set forth in Schedule 3.04, since September 1, 2007, Seller has conducted the Business in the ordinary course of business consistent with past practice, and Seller has not (a) incurred, or become subject to, any Liability with respect to the Assets, except current Liabilities incurred in the ordinary course of business consistent with past practice; (b) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (c) transferred to any third party any rights under any licenses, sublicenses or other agreements with respect to any Assigned Intellectual Property; (d) sold, exchanged, transferred or otherwise disposed of, or granted any rights or options in or to, any of the Assets, except for the transfer of inventory in the ordinary course of business; or (e) entered into any transactions with respect to the Business other than in the ordinary course of business consistent with past practice.
     3.05 Absence of Litigation.
          Except as set forth on Schedule 3.04, there is no action, suit, investigation, proceeding, claim, arbitration or litigation pending against the Seller or its Affiliates or, to the knowledge of Seller, threatened against Seller or its Affiliates with respect to the Product.
     3.06 Assets.
          Except for the Excluded Assets, (a) the Assets described in subsections (a) through (l) of Section 2.01 constitute all of the assets, rights and properties of Seller that are sufficient for the operation of the Business by Seller, and (b) to the Seller’s knowledge, the Assets, together with the assets and rights previously sold or licensed by Seller to Esprit, constitute all assets, rights, privileges and claims relating to the Product and the MNP Technology in the Territory. The sale, transfer and assignment of the Assets as contemplated by this Agreement will give Buyer possession of all assets, rights and properties of Seller, taken as a whole, required to operate the Business by Seller. Except as set forth on Schedule 3.06, Seller is the sole owner of, and has good and valid title to, the Assets free and clear of any Encumbrances. No Asset is subject to any preemptive right, right of first refusal or other right or restriction arising by or through Seller or any of its Affiliates. At the Closing, Buyer shall acquire good title to, and all right, title and interest in and to the Assets, free and clear of all Encumbrances,

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except for (and specifically excluding) any Encumbrances arising through, at the direction of, or relating to Buyer or its Affiliates.
     3.07 Contracts; Product Registrations.
          Except as set forth on Schedule 3.07, neither Seller nor any of its Affiliates is a party to or bound by any material Contract primarily relating to the Business or the Assets. Except as set forth on Schedule 2.01(a) or Schedule 2.01(c) , neither Seller nor any of its Affiliates (a) owns or holds any right, title or interest in any registrations, applications, approvals, licenses or permits relating primarily to the Assets (including the Product) from the FDA or any other Governmental Authority in the Territory, or (b) has in the past owned or held any Product Registrations from any Governmental Authority in the Territory, or registered any Intellectual Property with any Governmental Authority in the Territory.
     3.08 Intellectual Property.
          (a) Schedule 2.01(a) contains a complete and accurate listing of the following, listing the status or renewal dates for each: (i) all registered Assigned Intellectual Property, including the registered Marks, Trademark Registrations, Patents and Copyrights; and (ii) all oral and written material Contracts relating to the Assigned Intellectual Property to which Seller is a party or by which Seller is bound. Except as set forth on Schedule 3.08, Seller has not granted any license of any kind relating to the Assigned Intellectual Property.
          (b) Except as set forth in Schedule 3.08, Seller is the sole and exclusive owner of, and has good, valid, and enforceable title to, all rights, title, and interest in and to each item of the Assigned Intellectual Property, free and clear of any Encumbrances. Except as set forth in Schedule 3.08, Seller has the right to make any use desired, without payment to a third party, of all or any part of the Assigned Intellectual Property and the right to convey such Assigned Intellectual Property to Buyer. At the Closing Date, Buyer shall acquire good, valid, and enforceable title to the Assigned Intellectual Property, free and clear of all Encumbrances.
          (c) Except as set forth in Schedule 3.08 , to the knowledge of Seller: (i) the use by Seller of the Transferred Know-How in connection with the Business does not infringe, misappropriate, or violate, with any Intellectual Property right or other proprietary right of any other Person or requires a license under the same; (ii) the Assigned Intellectual Property does not infringe, misappropriate, violate, or conflict with any Intellectual Property right or other proprietary right of any other Person or require a license under the same; (iii) Seller has terminated all licenses, sublicenses or other grant of rights granted or provided by Seller with respect to the Product or the Assigned Intellectual Property to any third party (including the Esprit License Agreement), and there exist no further Liabilities under any such license or sublicense; (iv) Seller is not in breach or default of any license or other grant of rights with respect to the Assigned Intellectual Property, nor is any other Person in breach or default of any such license or grant of rights; (v) there have been no claims made against, or notices received

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by Seller or any of its Affiliates alleging or asserting the invalidity, misuse or unenforceability of any Assigned Intellectual Property (including any demand or request that Seller cease using any Assigned Intellectual Property or license any Intellectual Property from any third party); and (vi) neither Seller nor any of its Affiliates have taken any action, or failed to take any action, used or enforced or failed to use or enforce any of the Assigned Intellectual Property in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the Assigned Intellectual Property, or any registration therefor, or any of Seller’s rights therein.
          (d) Any Assigned Intellectual Property that has been duly registered with or filed in the U.S. Patent and Trademark Office or the U.S. Copyright Office or other applicable Governmental Authority is identified on Schedule 2.01(a), and all such registrations are currently in compliance with all formal legal requirements; provided, however, that Copyrights have not been registered with the U.S. Copyright Office or otherwise been registered with any Governmental Authority. To Seller’s knowledge, Seller has taken all commercially reasonable and desirable actions consistent with its past practice to maintain and protect the Assigned Intellectual Property owned by Seller and no loss or expiration of any such Assigned Intellectual Property is pending or threatened.
     3.09 Compliance with Law.
          (a) All of Seller’s manufacture, packaging, labeling, testing for release and sale of Product has been in compliance with all applicable requirements under FDCA, PHSA, and similar Laws, rules and regulations relating to investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, record keeping, filing of reports, including adverse event reports as required by 21 C.F.R. Section 314.80.
          (b) Seller has obtained all applicable material approvals, clearances, authorizations, licenses and registrations required by the United States, any other Governmental Authority, or foreign governments or government agencies, to permit the operation of the Business, and Seller is in material compliance with all reporting requirements relevant thereto.
          (c) To Seller’s knowledge, the NDA held by Allergan for the Product is in full force and effect.
          (d) With respect to the Product, neither Seller nor any of its Affiliates is in violation of and Seller and its Affiliates are in compliance with, all applicable registration and listing requirements set forth in 21 U.S.C. § 360 and 21 C.F.R. Part 207, in each case as applicable to Seller’s conduct of the Business.
          (e) All manufacturing, warehousing, distributing, and testing operations conducted by Seller or any of its Affiliates or, to the Seller’s knowledge, for the benefit of Seller or any of its Affiliates with respect to the Product in the Territory are not in violation of and have

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been and are being conducted in material compliance with, the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.
          (f) With respect to the Product in the Territory, neither Seller, any of its Affiliates or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in Compliance Policy Guide sec. 120.100 (7150.09) (issued September 1, 1991) and any amendments thereto.
          (g) With respect to the Product in the Territory or to the facilities in which the Product has been developed, manufactured, packaged, collected, handled or stored by or on behalf of Seller, no written reports of inspection observations (FDA Form 483), establishment inspection reports, warning letters or other documents have been received by Seller from by the FDA or other regulating agencies within the last three (3) years that allege lack of compliance with applicable regulatory requirements by Seller, its Affiliates, or, to the knowledge of Seller, Persons covered by product applications or otherwise performing services for the benefit of Seller or its Affiliates.
          (h) Seller has made available to Buyer copies of all written communications to the FDA from Seller or received by Seller from the FDA relating specifically to the Product in the Territory, and Seller’s operations or business, including any deficiency letter, warning letter, non-approvable letter/order, withdrawal letter/order and correspondence bearing on the safety and efficacy of the Product.
          (i) Neither Seller nor any of its Affiliates have received any written notice and have no knowledge that the FDA, or any other regulating agency, has commenced or threatened to initiate, any action seeking the withdrawal, recall, suspension, or seizure of the Product in the Territory, or commenced or threatened to initiate, any action to enjoin production at any facility where the Product has been manufactured.
          (j) As to each article of drug or consumer product manufactured or distributed by Seller or on behalf of Seller or any of its Affiliates with respect to the Product in the Territory, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. §§ 351, 352 et. seq., and all Labeling of Seller or its Affiliates with respect to the Product are otherwise in conformance with applicable regulations.
          (k) With respect to the Product, Seller, its Affiliates and their respective officers, employees, agents and affiliates have included or caused to be included in the application for any drug, where required, the certification described in 21 U.S.C. §335a(k)(l) and the list described in 21 U.S.C. § 335a(k)(2), and such certification and such list was in each case

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true and accurate, in all material respects, when made and remained true and accurate in all material respects thereafter.
          (l) To the knowledge of Seller, with respect to the Product, contractors of Seller and its Affiliates are in compliance with all applicable Laws and, in respect of the FDA, have secured all licenses and renewals necessary to their operation.
          (m) As to each commercial or investigational application or abbreviated application submitted by Seller or any of its Affiliates for the Product to, but not authorized or approved by, the FDA, and not withdrawn by Seller or any of its Affiliates, or applicants acting on their behalf as of the date of this Agreement, Seller and its Affiliates have complied and are in compliance with, the requirements of 21 U.S.C. §§ 355 and 21 C.F.R. Parts 312 and 314 and have provided all additional information and taken all additional action reasonably requested by the FDA in connection with the application.
          (n) To Seller’s knowledge, there are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints, or investigations by the FDA or any other Governmental Authority pending against Seller or its Affiliates with respect to any approved application, license, or registration for the Product. To the knowledge of Seller, there are no proceedings pending with respect to a violation by Seller or its Affiliates of the FDCA, or PHSA, FDA regulations adopted thereunder, or any other legislation or regulation promulgated by any other Governmental Authority which might result in the revocation, cancellation, suspension, limitation or adverse modification of any approved application, license, or registration with respect to the Product.
          (o) Neither Seller nor its Affiliates have been served with any complaint or received any other notices of lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any federal, state or foreign regulatory agency threatened or pending against or relating to Seller or its Affiliates or any approved application, license, or registration of Seller or its Affiliates with respect to the Product. There have been no product recalls, withdrawals, suspensions, discontinuations, or similar actions by Seller or any of its Affiliates (whether voluntary or otherwise) with respect to the Product.
          (p) To the knowledge of Seller, no Person has filed a claim for loss or potential loss under any indemnity covering participants in clinical trials of the Product.
          (q) To the knowledge of Seller, all regulatory-related information with respect to the manufacturing of the Product disclosed to Buyer by Seller or any of its Affiliates is true and accurate in all material respects and to the Seller’s knowledge, no information has been omitted from such disclosures to Buyer that is required to make the information actually disclosed to Buyer materially complete or not materially misleading.
          (r) [* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     3.10 Condition of Manufacturing Equipment.
          The Manufacturing Equipment is free from material defect, in good operating condition and repair (ordinary wear and tear excepted), has been maintained in accordance with normal industry practice, and is suitable and adequate for the uses to which it is being put, and, to the knowledge of Seller, none of the Manufacturing Equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Manufacturing Equipment is sufficient for the continued conduct of the Business from and after the Closing Date in substantially the same manner as conducted prior to the Closing, subject to replacement for wear and tear obsolescence, provided that Seller makes no representation or warranty with regard to Buyer’s ability to continued manufacture of the Product with sufficient quality or quantities in respect of the operation of the Business by Buyer.
     3.11 Inventory.
          Seller does not have any right, title or interest in any existing raw materials, inventories of active pharmaceutical ingredients for the Product, components, works-in-process or finished goods inventory of the Product.
     3.12 Brokers.
          Except as set forth on Schedule 3.12, neither Seller nor any Affiliate of Seller has engaged, or incurred any unpaid liability for any brokerage fees, finders’ fees, commissions or otherwise to any broker, finder or agent in connection with the transactions contemplated by this Agreement.
     3.13 Suppliers.
          Seller and its Affiliates have used reasonable business efforts to maintain, and currently maintain, good working relationships with all of its suppliers that supply products or services for the Business, including clinical research organizations providing services to Seller. There have been no material adverse changes in the relationships during the past twelve (12) months between Seller and such suppliers, including clinical research organizations providing services to Seller. Schedule 3.13 specifies for the period beginning January 1, 2007 to the date of this Agreement the names of the suppliers of the Product, suppliers of active pharmaceutical ingredients to Seller and any clinical research organization providing services to Seller that are material to the Business. None of the suppliers or clinical research organizations set forth in Schedule 3.13 has given Seller or any of its Affiliates notice terminating, canceling or threatening to terminate or cancel any contract or relationship with Seller or any of its Affiliates relating to the manufacture of the Product by Seller.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     3.14 Solvency.
          (a) The Purchase Price represents reasonably equivalent value for the Assets.
          (b) Seller is acting in good faith and has no reason to believe that Buyer is purchasing the Assets other than in good faith.
          (c) Seller is not entering into the Agreement with the intent to hinder, delay or defraud any Person to which it is or may become indebted.
          (d) Seller (i) is not currently debtor or alleged debtor in a case filed under the United States Bankruptcy Code, Title 11 U.S.C., as amended (the “Bankruptcy Code”), (ii) is not the subject of a receivership proceeding under any state law, (iii) is not a party in any case providing for a collective remedy among Seller’s creditors generally, (iv) is not the subject of a present threat by another person or entity to commence any of the foregoing proceedings against Seller, and (v) has no present intention to commence any such proceeding on their own behalf.
          (e) As of the date of this Agreement, Seller is, and as of the Closing Date and immediately after the Closing Date, Seller will be, not “insolvent,” as that term is defined in the text and interpretive case law of the Bankruptcy Code.
          (f) As of the Closing Date, Seller is, and immediately after the Closing Date Seller will be, able to pay its Liabilities as they mature.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES BY BUYER
          Buyer represents and warrants to Seller as follows as of the Closing Date:
     4.01 Organization and Standing.
          Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction where such qualification is necessary. Buyer has the full power and authority to enter into and perform the terms of this Agreement and the other Related Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.
     4.02 Authorization.
          The execution, delivery and performance of this Agreement and of the other Related Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions

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of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each such other Related Document to which Buyer is a party will constitute, a valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity.
     4.03 Consents and Approvals; No Conflicts.
          (a) The execution and delivery of this Agreement and the other Related Documents to which Buyer is a party, and the performance of the transactions contemplated herein by Buyer, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person which has not already been obtained.
          (b) The execution, delivery and performance by Buyer of this Agreement and the other Related Documents to which Buyer is a party do not and will not (i) conflict with or violate any Law applicable to Buyer, (ii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any Contract to which Buyer is a party or by which Buyer is bound, or (iii) conflict with or violate the organizational documents of Buyer.
     4.04 Brokers.
          Except for Wachovia Securities, Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders’ fees, commissions or otherwise) to any broker, finder or agent in connection with the transactions contemplated by this Agreement. Buyer agrees to indemnify Seller (without limitation), against any claims asserted against Seller for any such fees or commissions by any Person purporting to act or to have acted for or on behalf of Buyer. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing Date without limitation.
ARTICLE 5.
REGULATORY MATTERS
     5.01 Regulatory Filings.
          From and after the Closing Date, to the extent necessary under applicable Law, each of the parties hereto shall continue to use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to make effective the transactions contemplated

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by this Agreement as promptly as practicable, including, using all its commercially reasonable efforts to transfer and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary.
     5.02 Responsibility for the Product.
          (a) Subject to the Supply Agreement, from and after the Closing Date, Buyer shall assume all regulatory responsibilities permitted by applicable Laws to be assumed by Buyer, reporting and otherwise, in connection with the Product, the Product Registrations, to the extent related to the period from and after the Closing Date, including responsibility for reporting any adverse drug experiences in connection with the Product in or with respect to the Territory, and responsibility for compliance with the Prescription Drug Marketing Act of 1987, as the same may be amended from time to time.
          (b) Seller and its Affiliates shall promptly submit to Buyer all written medical inquiries, adverse drug experience information or customer complaints received in writing by Seller or its Affiliates in respect of the Product, as well as any material written notifications received by Seller or its Affiliates concerning the safety or efficacy of the Product.
          (c) From and after the Closing Date, Seller shall direct all complaints or inquiries concerning the Product in the Territory to Buyer to the attention of ● , ● , AXA Assistance USA, 122 South Michigan Avenue, Suite 1100, Chicago, Illinois 60603 at the phone number ● and facsimile number ● .
          (d) Seller shall, and shall cause its Affiliates to, submit promptly to Buyer and its Affiliates copies of all correspondence, documents, data, reports, information, files, including third-party consulting reports, and records related thereto in its possession submitted to, reported by, or provided to with respect to such Product complaints, inquiries or reports of adverse drug reactions to any Governmental Authority pursuant to applicable Law.
ARTICLE 6.
ADDITIONAL COVENANTS
     6.01 Post-Closing Access and Cooperation.
          (a) For a period of five (5) years after the Closing Date, Seller shall, and shall cause its Affiliates to, reasonably cooperate with Buyer and to grant to Buyer and its employees, attorneys, accountants, officers, representatives and agents, during normal business hours and upon reasonable advance written notice, reasonable access to management personnel of Seller and its Affiliates and to the records relating to the Assets and to permit copying at Buyer’s expense of documents relating to the Assets for the purposes of (i) any financial reporting or Tax matters (including any financial and Tax audits, Tax contests, Tax examinations, preparation of any Buyer Tax returns or financial records) relating to the Assets or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
the Product; (ii) any claims or litigation involving Buyer and any of the Assets; or (iii) any investigation of Buyer being conducted by any federal, state, or local Governmental Authority relating to the Assets. Seller shall maintain all such records and documents in the United States and shall not destroy or dispose of any such records and documents without the prior written consent of Buyer. Buyer shall use commercially reasonable efforts to ensure that its access to and requests for records and documents pursuant to this Section 6.01(a) are conducted so as not to interfere with the normal and ordinary operation of Seller’s business. Buyer acknowledges that the records and documents made available to Buyer by Seller shall be governed by the Confidentiality Agreement.
          (b) For a period of five (5) years after the Closing Date, Buyer shall, and shall cause its Affiliates to, reasonably cooperate with Seller and to grant to Seller and its employees, attorneys, accountants, officers, representatives and agents, during normal business hours and upon reasonable advance notice, reasonable access to management personnel of Buyer and its Affiliates and to the records relating to the Assets during the period the Assets were owned by Seller and to permit copying at Seller’s expense of documents relating to the Assets during the period the Assets were owned by Seller for the purposes of (i) any financial reporting or Tax matters (including any financial and Tax audits, Tax contests, Tax examinations, preparation of any Seller’s Tax Returns or financial records) relating to the Product; (ii) any claims or litigation involving Seller and the Assets relating to the Product; or (iii) any investigation of Seller’s actions prior to Closing being conducted by any federal, state, or local Governmental Authority relating to the Product. Buyer shall maintain all such records and documents in the United States and shall not destroy or dispose of any such records and documents without the prior written consent of Seller. Seller shall use commercially reasonable efforts to ensure that its access to and requests for records and documents pursuant to this Section 6.01(b) are conducted so as not to interfere with the normal and ordinary operation of Buyer’s business. Seller acknowledges that the records and documents made available to Seller by Buyer shall be governed by Section 6.03(c).
     6.02 Noncompetition Agreement.
          (a) Except as set forth below, Seller covenants and agrees with Buyer that for a period commencing on the Closing Date and ending upon the date of [* * *] (the “Noncompetition Period”), neither Seller nor any of its Affiliates shall, directly or indirectly, engage in the Business or develop, manufacture, import, distribute, package, test, market or sell, or assist any Person in developing, manufacturing, importing, distributing, packaging, testing, marketing or selling (i) any Competing Product (as defined below) in the Territory or (ii) any line extensions or improvements on or to the Product or any Competing Product in the Territory. For purposes of this Section 6.02(a), a “Competing Product” shall mean [* * *]
          (b) In addition, Seller agrees that during the Noncompetition Period, if Seller or any of its Affiliates shall sell, license, sublicense or otherwise transfer to any Person any rights related to the MNP Technology, the Business or the Product outside of the Territory, then Seller shall require that such Person agree in writing (for the benefit of Buyer), not to (i) market,

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sell or distribute a Competing Product using the MNP Technology in the Territory, or (ii) sell or distribute such a Competing Product to another Person that intends to sell, market or distribute such a Competing Product in the Territory.
          (c) Seller and Buyer acknowledge and agree that a breach of any of Seller’s covenants set forth in this Section 6.02 could cause irreparable harm to Buyer, that Buyer’s remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order, preliminary injunction or injunction or all of said remedies may be issued against Seller and its Affiliates, in addition to any other rights and remedies that are available to Buyer. If this Section 6.02 is more restrictive than permitted by the laws of any jurisdiction in which a party hereto seeks enforcement hereof, this Section 6.02 shall be limited to the extent required to permit enforcement under such laws. In particular, the parties intend that the covenants contained in this Section 6.02 shall be construed as a series of separate covenants, one for each state within the United States and one for each country outside the United States. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 6.02, then such unenforceable covenant shall be deemed reduced in scope or duration, or eliminated from these provisions for the purpose of those proceedings, to the extent necessary to permit the remaining separate covenants to be enforced and this Section 6.02 to be given effect to the maximum extent permissible.
          (d) If all or part of this Section 6.02 is held invalid, illegal or incapable of being enforced by any governmental, administrative or judicial authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. If any part of this Section 6.02 is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable Law.
          (e) Notwithstanding any to the contrary herein, if Seller shall consummate a Change of Control transaction with an unrelated third party, then the provisions of this Section 6.02 shall not apply to in any way limit, prohibit or restrict the development, manufacture or sale of a Competing Product (whether as of or following the Change in Control) by or on behalf of such third party. A “Change in Control” shall be defined as any consolidation or merger of Seller with or into any other Person, or any other corporate reorganization (other than any such transaction following which the stockholders of Seller immediately prior to such consolidation, merger or reorganization, retain, by virtue of their equity interest in Seller at least fifty percent (50%) of the voting power of the surviving corporation immediately after such consolidation, merger or reorganization) or any transaction or series of related transactions to which Seller is a party in which in excess of fifty percent (50%) of Seller’s voting power is transferred; or a sale, lease, exclusive license or other disposition of all or substantially all of the assets of Seller.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     6.03 Confidentiality.
          (a) Buyer acknowledges that the information previously provided to it in connection with this Agreement and the consummation of the other transactions contemplated hereby is subject to the terms of the Confidentiality Agreement between Buyer and Seller dated as of November 2, 2007 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, Buyer’s obligations under the Confidentiality Agreement shall terminate with respect to information relating to the Business or otherwise included in the Assets or relating to the Product; provided, that Buyer acknowledges that any and all other information provided to it by Seller or Seller’s representatives concerning Seller and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement from and after the Closing Date. Notwithstanding the foregoing, Seller acknowledges and agrees that Buyer may publicly disclose information subject to the Confidentiality Agreement that relates to the Business (i) if and to the extent required by applicable Law, rule or regulation, (ii) with the consent of Seller (not to be unreasonably withheld) or (iii) as expressly provided in the License Agreement.
          (b) Each of Buyer and Seller agrees that the terms of this Agreement and the Related Documents shall not be disclosed or otherwise made available to the public and that copies of this Agreement and the Related Documents shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law or the rules of any nationally recognized securities exchange and only to the extent required by such Law or the rules of any nationally recognized securities exchange. In the event that such disclosure, availability or filing is required by applicable Law, each of Buyer and Seller (as applicable) agrees to use commercially reasonable efforts to obtain “confidential treatment” of this Agreement and the Related Documents with the U.S. Securities and Exchange Commission (or the equivalent treatment by any other Governmental Authority) and to use commercially reasonable efforts to redact such terms of this Agreement and the Related Documents as the other party shall request. Notwithstanding the foregoing, the parties have approved and are issuing on the date hereof the press release attached hereto as Exhibit D.
          (c) Seller shall keep confidential and shall not use, and shall cause its Affiliates, officers, directors, employees, advisors, successors, assigns, licensees and sublicensees, and the officers, directors, employees, advisors, successors, assigns, licensees and sublicensees of Seller’s Affiliates, to keep confidential, all information relating to the Business, the Product and the Assets, and all other confidential or proprietary information of Buyer and its Affiliates (collectively, “Buyer Confidential Information”). Seller’s obligations under this Section 6.03(c) shall not apply to information that Seller can demonstrably prove (i) is, or later becomes, generally available to the public through no fault of Seller or its Affiliates, (ii) is obtained from a third party not under an obligation of confidentiality, or (iii) is required by Law or administrative process to be disclosed. If required by order of any Government Authority, Seller may disclose to such Government Authority, data, information, or materials pertaining to or involving the Buyer Confidential Information solely to the extent required by such order; provided, that Seller shall first have notified Buyer of the required disclosure and provided

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EXCHANGE COMMISSION.
reasonable cooperation to Buyer in Buyer’s efforts to obtain a protective order to maintain the confidentiality of such data, information or materials. Nothing in this Section 6.03 shall limit or restrict the disclosure or use of Buyer Confidential Information solely to the extent as expressly permitted under the terms of Section 6.05 of this Agreement or the express terms of the License Agreement or the express terms of the Supply Agreement.
          (d) Seller and Buyer acknowledge and agree that a breach of any of Seller’s covenants set forth in Section 6.03(c) would cause irreparable harm to Buyer, that Buyer’s remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order, preliminary injunction or injunction or all of said remedies may be issued against Seller and its Affiliates, in addition to any other rights and remedies that are available to Buyer.
     6.04 Use of Certain Names.
          (a) Except as set forth in this Section 6.04, Buyer shall promptly, and in any event within [* * *] after the Closing Date, complete the revision of advertising and promotional materials and all Product literature relating to the Product (i) to delete all references to the Names and (ii) to delete all references to Seller’s or its Affiliates’ customer service address or phone number; provided, that for a period of [* * *] after the Closing Date, Buyer may continue to distribute such advertising and promotional materials and Product literature that uses any Names, addresses or phone numbers to the extent that such literature exists on the Closing Date, and provided further, that the Names may remain on any promotional materials and literature and advertising materials relating to the Product to the extent required by Law or any Governmental Authority for any reason. Subject to the terms and conditions herein, Seller and its Affiliates hereby grant a non-exclusive, non-transferable, fully-paid, royalty-free right and license to Buyer and its Affiliates to use the Names on the promotional materials and literature and advertising materials relating to the Product, to the limited extent and for not longer than the [* * *] period specified herein. Buyer will destroy their inventory of any remaining promotional materials and literature and advertising materials relating to the Product in their possession bearing the Names, address, or phone number, which Names, address and phone numbers are not deleted pursuant to this Section 6.04(a) within [* * *] after the Closing Date. In no event shall Buyer use any of the Names after the Closing Date in any manner or for any purpose other than as set forth in this Section 6.04(a).
          (b) Seller hereby grants a non-exclusive and royalty free right and license to Buyer under the Names to the extent necessary to allow Buyer and its Affiliates and their designees to market, distribute and sell the Product utilizing the Labeling existing on the Closing Date as and to the extent set forth above and for a period not to exceed [* * *].
     6.05 Retained Copy of Data.
          (a) Buyer agrees that Seller shall be entitled to retain (or to reasonably request that Buyer assist it in obtaining at Seller’s sole cost and expense) a complete copy of the NDA

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and IND for the Product in existence as of the date hereof, together with copies of any clinical data related to the Product in Seller’s possession as of the date hereof that is not included in the NDA or IND (collectively the “Retained Copies”). Seller and its successors, assigns, licensees and sublicensees shall be permitted to use the Retained Copies solely for purposes of seeking, obtaining and maintaining regulatory approvals for the Product outside the Territory. Except for disclosure of information in the Retained Copies to Governmental Authorities for such purposes, Seller shall, and shall cause its successors, assigns, licensees and sublicensees to, keep strictly confidential and not use the information contained in the Retained Copies except as permitted in accordance with Section 6.03 or this Section 6.05. Notwithstanding anything to the contrary in this Section 6.05 or otherwise, Seller acknowledges and agrees that to the extent included in the Assets, (a) the Retained Copies and all information and data contained therein constitute valuable, proprietary trade secrets and confidential information of Buyer, (b) Buyer reserves and retains all right, title and interest in the Retained Copies and all information and data contained therein, subject to Seller’s rights under this Section 6.05 and (c) Seller shall not assert any right, title or interest in or to the Retained Copies or the information or data contained therein, except for Seller’s rights under this Section 6.05.
          (b) If Seller or any of its Affiliates shall sell, license, sublicense or otherwise transfer to any Person any rights primarily related to the MNP Technology, the Business or the Product outside of the Territory, then Seller shall require that such Person agree in writing (for the benefit of Buyer), not to (i) market, sell or distribute a product using the Retained Copies or the information and data contained therein in the Territory, or (ii) sell or distribute such a product to another Person that intends to sell, market or distribute such a product in the Territory and shall include in the terms of each such license, sublicense or transfer provisions to the effect that (A) any breach of this limitation shall constitute a material breach subject to injunctive relief and (B) the licensee, sublicense or transferee, as the case may be, shall submit to venue and jurisdiction in New York for enforcement of any breach.
     6.06 Drug Master Files.
          From and after the Closing Date, Seller and its Affiliates shall cooperate with Buyer in obtaining from the applicable third parties rights to access and reference all Drug Master Files, including all data, information and records contained therein, for the Product’s active pharmaceutical ingredients.
ARTICLE 7.
CONDITIONS TO CLOSING
     7.01 Conditions to Obligations of Buyer.
          The obligation of Buyer to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction or waiver by Buyer at or prior to the Closing of each of the following conditions:

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EXCHANGE COMMISSION.
          (a) The representations and warranties of Seller made in this Agreement (including the Schedules) and the Related Documents that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).
          (b) Seller shall have performed in all material respects all obligations and covenants required to be performed or complied with by Seller under this Agreement by the time of Closing.
          (c) Seller shall have delivered or caused to be delivered to Buyer each of the documents specified in Section 8.02.
          (d) All license, sublicense, development and other Contracts purporting to grant any rights in the Product or the Assets to any Person, including the Esprit License Agreement, shall have been terminated on terms and conditions satisfactory to Buyer, and Seller shall have delivered to Buyer written evidence of such terminations.
          (e) Buyer shall have entered into the Supply Agreement with Seller for the manufacture and supply of the Product to Buyer on terms and conditions satisfactory to Buyer and Seller.
          (f) Buyer shall have consummated the closing under the AGN Asset Purchase Agreement simultaneously with the consummation of the Closing under this Agreement.
     7.02 Conditions to Obligations of Seller.
          The obligation of Seller to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
          (a) The representations and warranties of Buyer made in this Agreement and the Related Documents that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

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EXCHANGE COMMISSION.
          (b) Buyer shall have performed in all material respects all obligations and covenants required to be performed or complied with by Buyer under this Agreement by the time of Closing.
          (c) Buyer shall have delivered or caused to be delivered to Seller each of the documents specified in Section 8.03.
          (d) Buyer shall have executed and delivered the License Agreement.
          (e) Buyer shall have consummated the closing under the AGN Asset Purchase Agreement simultaneously with the consummation of the Closing under this Agreement.
          (f) Buyer shall have entered into the Supply Agreement with Seller for the manufacture and supply of the Product to Buyer on terms and conditions satisfactory to Buyer and Seller.
ARTICLE 8.
CLOSING
     8.01 Time and Place of Closing.
          The closing of the purchase and sale of the Assets pursuant to this Agreement (the “Closing”) shall take place on the date of this Agreement (the “Closing Date”) at the offices of McDermott Will & Emery LLP, 600 13th Street, N.W., Washington, D.C., or at such other time and place as the parties may agree in writing.
     8.02 Delivery by Seller.
          At the Closing, Seller shall deliver to Buyer the following:
          (a) The following instruments of transfer duly executed by Seller (or, if applicable, its Affiliate):
(i)	the Bill of Sale;

(ii)	the Assignment of Patents; and

(iii)	the Assignment of Trademarks.
          (b) Copies of documents, materials and files required to be delivered by Seller to Buyer at Closing pursuant to this Agreement, including (i) a complete copy of the Product Registrations and other materials set forth in Section 2.01(c); and (ii) copies of the materials comprising the Books and Records described in Section 2.01(d). If the documents,

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materials and files in items (i) and (ii) are not available to Seller at Closing, Seller may deliver such documents, materials and files to Buyer promptly upon becoming available to Seller and in any case within thirty (30) days following the Closing.
          (c) Duly executed releases and termination statements to the extent necessary to release any Encumbrances on the Assets.
          (d) Any other documents or instruments reasonably requested by Buyer.
     8.03 Delivery by Buyer.
          At the Closing, Buyer shall deliver to Seller the Purchase Price in the amount and manner set forth in Section 2.04 and Section 2.05.
ARTICLE 9.
SURVIVAL; INDEMNIFICATION
     9.01 Survival of Representations.
          All representations and warranties, covenants and agreements of Seller and Buyer contained in or made pursuant to this Agreement, in any Related Document, or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect to the following extent: (a) representations and warranties of Seller and Buyer in Articles 3 and 4, respectively, shall remain in full force and effect for a period of [* * *] years from and after the Closing Date (except for the representations and warranties of Seller set forth in Section 3.12); (b) the representation and warranties of Seller set forth in Section 3.12 shall survive in perpetuity; and (c) the covenants and agreements of Buyer and Seller set forth in this Agreement shall remain in full force and effect until fully discharged in accordance with the express terms thereof; provided, however, that, in all cases, any representation, warranty, covenant or agreement that is the subject of a claim which occurred prior to the expiration of the applicable survival period is asserted by the party seeking indemnification hereunder in a reasonably detailed writing delivered to the other party or parties, as the case may be, prior to the expiration of the applicable survival period shall survive with respect to such claim or dispute until the final resolution thereof.
     9.02 Indemnification by Seller.
          Subject to the conditions and provisions of Section 9.04 and Section 9.05, from and after the Closing Date, Seller shall indemnify, defend and hold harmless Buyer and Buyer’s officers, directors, employees, agents and shareholders (“Buyer Indemnified Parties”) from and against and in any respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) any misrepresentation or breach of the representations, warranties and certifications of Seller

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contained in or made pursuant to this Agreement; (b) any breach by Seller of any post-Closing covenants of Seller contained in or made pursuant to this Agreement; or (c) the Excluded Liabilities.
     9.03 Indemnification by Buyer.
          Subject to the conditions and provisions of Section 9.04 and Section 9.05, from and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless Seller, and officers, directors, employees, agents and partners of Seller (“Seller Indemnified Parties”) from, against and with respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) any misrepresentation or breach of the representations, warranties and certifications of Buyer (without giving effect to any materiality or material adverse effect qualifiers set forth therein) contained in or made pursuant to this Agreement; or (b) any breach by Buyer of any post-Closing covenants of Buyer contained in or made pursuant to this Agreement.
     9.04 Limitations on Indemnification.
          (a) Subject to Section 9.04(e), Seller shall not be liable to the Buyer Indemnified Parties in respect of any indemnification for Losses under Section 9.02(a) unless and until the aggregate of such Losses exceeds [* * *] (the “Threshold Amount”), in which event Seller shall be liable for indemnification pursuant to Section 9.02(a) for only the aggregate amount of all such Losses in excess of the Threshold Amount, up to the maximum amount set forth in Section 9.04(b).
          (b) Subject to Section 9.04(e), the maximum aggregate liability of Seller to the Buyer Indemnified Parties in respect of any indemnification under Section 9.02(a) shall not exceed [* * *] (the “Indemnity Cap”).
          (c) Subject to Section 9.04(f), Buyer shall not be liable to the Seller Indemnified Parties in respect of any indemnification for Losses under Section 9.03(a) unless and until the aggregate of such Losses exceeds the Threshold Amount, in which event Buyer shall be liable for indemnification pursuant to Section 9.03(a) for only the aggregate amount of all such Losses in excess of the Threshold Amount, up to the maximum amount set forth in Section 9.04(d).
          (d) Subject to Section 9.04(f), the maximum liability of Buyer to the Seller Indemnified Parties in respect of any indemnification under Section 9.03(a) shall not exceed the Indemnity Cap.
          (e) The limitations on liability set forth in Section 9.04(a) and Section 9.04(b) shall not apply with respect to Losses resulting from (i) any breach of any of the representations and warranties of Seller set forth in Section 3.12, (ii) Seller’s fraud in connection with the transactions contemplated hereby; and (iii) any breach by Seller, or any failure of Seller

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to perform, any of the post-Closing covenants, agreements or obligations contained in or made pursuant to this Agreement.
          (f) The limitations on liability set forth in Section 9.04(c) and Section 9.04(d) shall not apply with respect to Losses resulting from (i) any breach of any of the representations and warranties of Buyer set forth in Section 4.04, (ii) Buyer’s fraud in connection with the transactions contemplated hereby; and (iii) any breach by Buyer, or any failure of Buyer to perform, any of the post-Closing covenants, agreements or obligations contained in or made pursuant to this Agreement.
     9.05 Conditions of Indemnification.
          The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Article 9, resulting from any Losses, shall be subject to the following terms and conditions:
          (a) The party seeking indemnification (the “Indemnified Party”) must give the other party or parties, as the case may be (the “Indemnifying Party”), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided, that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.
          (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing (reasonably acceptable to the Indemnified Party), the defense of such Losses at the Indemnifying Party’s risk and expense; provided, however, that the Indemnifying Party shall not have the right to defend against such Losses, and the provisions of Section 9.05(c) shall apply with respect to the defense of such Losses, if Buyer reasonably determines (after consultation with Seller) that the amount of such Losses are reasonably expected to exceed the limitations of liability of the Indemnifying Party set forth in Section 9.04.
          (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof (with counsel reasonably acceptable to the Indemnified Party)).
          (d) Anything in this Section 9.05 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in

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respect of such Losses in form and substance reasonably satisfactory to the Indemnified Party, (ii) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses, (iii) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party reasonably informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith, and (iv) in the event that both the Indemnified Party and the Indemnifying Party are parties (directly or through interpleader) to any Losses giving rise to indemnification hereunder and the Indemnified Party is advised by counsel that there is a conflict of interest in the representation of both the Indemnified Party and the Indemnifying Party by one firm of counsel, the Indemnified Party shall be entitled to assume, at the sole cost and expense of the Indemnifying Party, the defense, compromise and settlement (subject to clause (i) above) of such Loss with one counsel (in addition to local counsel) reasonably satisfactory to the Indemnifying Party.
          (e) In the event that an Indemnified Party has a good faith basis for a claim for indemnification which does not involve a claim against it by a third party (a “Direct Claim”), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim, including with particularity the specific representation and warranty or covenant and agreement alleged to have been breached; provided, that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure. If the Indemnifying Party notifies the Indemnified Party that it disputes an Indemnified Party’s right of indemnification with respect to a particular Direct Claim, the parties shall use their reasonable efforts to negotiate a resolution of such dispute promptly. Except to the extent of the limitations on indemnification set forth in this Article 9, nothing in this Section 9.05(e) shall be deemed to prevent any Indemnified Party from initiating litigation under this Agreement with respect to any Direct Claim disputed by the Indemnifying Party for the purpose of establishing the Indemnified Party’s right to indemnification hereunder.
     9.06 Indemnification in the Case of Indemnified Party Negligence.
          THE INDEMNIFICATION PROVIDED IN THIS ARTICLE 9 WITH RESPECT TO ANY BREACH OF A REPRESENTATION OR WARRANTY OF A PARTY SHALL BE APPLICABLE WHETHER OR NOT THE SOLE OR CONCURRENT NEGLIGENCE OF THE INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON THE INDEMNIFIED PARTY, IS ALLEGED OR PROVEN.

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     9.07 Disclaimer.
          IN NO EVENT SHALL THE INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 9 OR OTHERWISE UNDER THIS AGREEMENT OR THE TERM “LOSSES” COVER OR INCLUDE CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY AN INDEMNIFIED PARTY, NOR SHALL ANY DAMAGES BE CALCULATED USING A “MULTIPLIER” OR ANY OTHER SIMILAR METHOD HAVING A SIMILAR EFFECT, WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT ARISING FROM THE INDEMNIFYING PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR TORT.
     9.08 Sole and Exclusive Remedy.
          Except for any equitable relief to which the Buyer Indemnified Parties, on the one hand, and the Seller Indemnified Parties, on the other hand may be entitled (including pursuant to Section 10.01), and for claims based upon fraud, the indemnification provided in this Article 9 shall be the sole and exclusive post-Closing recourse and remedy available to the Buyer Indemnified Parties, on the one hand, and the Seller Indemnified Parties, on the other hand, for any claim under or related to this Agreement or the transactions contemplated hereby, including any breach or non-performance of any representation, warranty, covenant or agreement contained herein. Except for any equitable relief to which Buyer Indemnified Parties, on the one hand, and the Seller Indemnified Parties, on the other hand may be entitled (including pursuant to Section 10.01), and for claims based upon fraud, no party (and no Affiliate of any party) may commence any suit, action or proceeding against any other party hereto or any of their respective Affiliates with respect to the subject matter of this Agreement, whether in contract, tort or otherwise, except to enforce such party’s express rights under this Article 9. The provisions of this Article 9 were specifically bargained for and reflected in the amounts payable to the Seller Indemnified Parties in connection with the consummation of the transactions contemplated by this Agreement.
     9.09 Indemnity Payments [* * *].
          It is the intention of the parties to treat any indemnity payment made under this Agreement [* * *].

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ARTICLE 10.
GENERAL PROVISIONS
     10.01 Specific Performance.
          Seller hereby acknowledges that the Assets are unique, and that the harm to Buyer resulting from Seller’s failure to perform their obligations hereunder cannot be adequately compensated by damages. Accordingly, Seller agrees that Buyer shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller. In any such specific performance action, Seller agrees to waive the defense that there is an adequate remedy at law for damages and agree that Buyer shall be entitled to obtain specific performance of Seller’s obligations hereunder without having to post any bond or other security in any such proceeding.
     10.02 Additional Actions, Documents and Information.
          Buyer agrees that it will, at any time, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement. Seller agrees that it will, at any time, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement, including, in the event that any Assets are owned by any Affiliate of Seller, causing such Affiliate to transfer the Assets to Buyer.
     10.03 Expenses and Taxes.
          Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Buyer shall pay [* * *] and Seller shall pay [* * *] of all sales, use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees (“Transfer Taxes”) applicable to, imposed upon or arising out of the transactions contemplated hereby whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon. Each party agrees to cooperate with such other party in the timely completion, execution and filing of any documentation required by any local or state governmental agency in connection with the Transfer Taxes.

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     10.04 Notices.
          All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:
If to Seller:
Novavax, Inc.
9920 Belward Campus Drive
Rockville, Maryland 20850
Telephone: (240) 268-2000
Facsimile: (240) 268-2122
Attention: Ray Hage
with a copy to:
Cooley Godward Kronish LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
Telephone: (703) 456-8581
Facsimile: (703) 456-8100
Attention: Kenneth J. Krisko, Esq.
If to Buyer, to:
Graceway Pharmaceuticals, LLC
340 Martin Luther King Jr. Blvd.
Suite 500
Bristol, Tennessee 37620
Telephone: (423) 274-2100
Facsimile: (423) 274-2199
Attention: General Counsel
with a copy to:
McDermott Will & Emery LLP
600 13th Street, N.W.
Washington, D.C. 20005-3096

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Telephone: (202) 756-8035
Facsimile: (202) 756-8087
Attention: Thomas E. Repke, Esq.
or such other address as the addressee may indicate by written notice to the other parties.
          Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
     10.05 Waiver.
          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.
     10.06 Assignment.
          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Buyer may assign this Agreement to an Affiliate of Buyer, but any such assignment shall not relieve Buyer of Buyer’s obligations hereunder and provided, that Seller shall be permitted, to the extent necessary, to assign all, but not less than all, of Seller’s rights under this Agreement to a buyer in a Change of Control transaction if such buyer shall agree in writing to be bound by the terms and conditions of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     10.07 Entire Agreement; Amendment.
          This Agreement, including the Schedules, Exhibits and Annexes hereto, the Confidentiality Agreement, the Supply Agreement, the License Agreement and the other instruments and documents referred to herein or delivered pursuant hereto contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No

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amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.
     10.08 Severability.
          If any part of any provision of this Agreement or any other Contract, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable Law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, document or writing.
     10.09 Table of Contents; Headings.
          The Table of Contents and headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction, interpretation or scope thereof.
     10.10 Construction.
          The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.
     10.11 Waiver of Bulk Sales.
          Seller and Buyer waive compliance with any bulk sales law or similar law in connection with the consummation of the transactions contemplated herein.
     10.12 Governing Law; Jurisdiction.
          This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law). The parties hereto hereby waive personal service of any process in connection with any such action, suit or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party, at such other party’s address set forth

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pursuant to Section 10.04 hereof. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by Law.
     10.13 Signature in Counterparts.
          This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.
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          IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

SELLER NOVAVAX, INC.
By:	/s/ Raymond J. Hage, Jr.
Name:	Raymond J. Hage, Jr.
Title:	SVP Commercial Operations

BUYER GRACEWAY PHARMACEUTICALS, LLC
By:	/s/ Jefferson J. Gregory
Name:	Jefferson J. Gregory
Title:	Chairman and CEO

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ANNEX I
DEFINITIONS
          “Affiliate” shall mean, with respect to any Person, any other Person that, (a) directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, (b) is an officer, director, trustee, partner (general or limited), employee or holder of ten percent (10%) or more of any class of any voting or non-voting securities or other equity in the first Person, and (c)  is an officer, director, trustee, partner (general or limited), employee or holder of ten percent (10%) or more of any class of the voting or non-voting securities or other equity in any Person which directly or indirectly is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of either (i) ten percent (10%) or more of the voting power of the securities having ordinary voting power for the election of directors of the first Person, or (ii) the power to direct or cause the direction of the management or policies of the first Person (whether through ownership of securities, partnership interests or any other ownership or debt interests, by contract or otherwise).
          “AGN Asset Purchase Agreement” shall have the meaning set forth in the Recitals.
          “Agreement” shall have the meaning set forth in the Preamble.
          “Allergan” shall have the meaning set forth in the Recitals.
          “Assets” shall have the meaning set forth in Section 2.01.
          “Assigned Intellectual Property” shall have the meaning set forth in Section 2.01(a).
          “Assignment of Patents” means that certain Assignment of Patents executed by Seller in the form attached hereto as Exhibit A.
          “Assignment of Trademarks” means that certain Assignment of Trademarks executed by Seller in the form attached hereto as Exhibit B.
          “Bankruptcy Code” shall have the meaning set forth in Section 3.14(d).
          “Bill of Sale” means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Seller, in the form attached hereto as Exhibit C.
          “Books and Records” shall have the meaning set forth in Section 2.01(d).

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          “Business” means the manufacturing, warehousing, testing and other operations conducted as of the date hereof by or on behalf of Seller or any of its Affiliates, in each case with respect to the Product in the Territory.
          “Buyer” shall have the meaning set forth in the Preamble.
          “Buyer Confidential Information” shall have the meaning set forth in Section 6.03(c)
          “Buyer Indemnified Parties” shall have the meaning set forth in Section 9.02.
          “Catalent Facility” shall mean the manufacturing facility of Catalent Pharma Solutions, Inc. located at 3002 Red Lion Road, Philadelphia, Pennsylvania 10014.
          “Change of Control” shall have the meaning set forth in Section 6.02(e)
          “Closing” shall have the meaning set forth in Section 8.01.
          “Closing Date” shall have the meaning set forth in Section 8.01.
          “Competing Product” shall have the meaning set forth in Section 6.02(a).
          “Confidentiality Agreement” shall have the meaning set forth in Section 6.03(a).
          “Contract” shall mean any agreement, contract, lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.
          “Copyrights” shall mean all registered and unregistered copyrights in both published works and unpublished works that relate primarily to the Product or that are used in connection with the operation of the Business.
          “Direct Claim” shall have the meaning set forth in Section 9.05(e).
          “Encumbrances” means any charge, claim, community property interest, condition, equitable interest, lien (statutory or otherwise), option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, exercise of any other attribute of ownership, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device); provided, however, that Encumbrance(s) shall not include any restrictions on the Assets arising

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pursuant to and in accordance with the following: (i) the License Agreement; (ii) Seller’s right to use the Assets under the terms of the Supply Agreement; or (iii) that certain [* * *]
          “Esprit” shall have the meaning set forth in the Recitals.
          “Esprit License Agreement” mean the License Agreement dated October 18, 2005, between Novavax and Esprit, and all amendments thereto.
          “Excluded Assets” shall have the meaning set forth in Section 2.02(a).
          “Excluded Liabilities” shall have the meaning set forth in Section 2.03.
          “FDA” shall mean the Food and Drug Administration.
          “FDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder.
          “Formulae” shall mean the percentages and specifications of ingredients used to manufacture a pharmaceutical product.
          “GAAP” means generally accepted accounting principles consistently applied for the periods involved.
          “Governmental Authority” means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government, any local government, any provincial government or other governmental body or instrumentality having jurisdiction in the Territory.
          “Indemnified Party” and “Indemnifying Party” shall have the respective meanings set forth in Section 9.05(a).
          “Indemnity Cap” shall have the meaning set forth in Section 9.04(b).
          “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures; (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all rights in world wide web addresses and domain names and applications and registrations therefor; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) any

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similar, corresponding or equivalent rights to any of the foregoing anywhere; and (viii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or breach of any of the foregoing.
          “Know-How” means any proprietary or nonproprietary information related to the manufacture, preparation, development (both research and clinical), or commercialization of a product, including product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical data or information, technical information, research records or information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials.
          “Labeling” shall be as defined in Section 201(m) of the FDCA, 21 U.S.C. § 321(m), including the applicable Product’s label, packaging and package inserts accompanying such Product, and any other written, printed, or graphic materials accompanying such Product, including patient instructions or patient indication guides.
          “Law(s)” means any federal, state or local law, statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.
          “License Agreement” means the License Agreement dated as of the date hereof between Buyer and Seller.
          “Liabilities” means, as to any Person, all debts, adverse claims, commitments, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such Person’s balance sheets or other books and records.
          “Losses” means any liabilities, demands, claims, actions, causes of action, third party out of pocket costs and other reasonable costs, damages, deficiencies, Taxes, penalties, fines, judgments, settlements, arbitrations, assessments, obligations (including those arising out of any action, such as any settlement or compromise thereof of judgment or award therein or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonably attorneys’ fees and expenses, reasonable accountants’ fees and expenses and all amounts paid or incurred in connection with any such action, demand, proceeding, investigation, preservation or enforcement of rights to indemnification), or claim (including any Governmental Authority or any department, agency or political subdivision thereof) and the investigation, defense or settlement of any of the foregoing.
          “Manufacturing Equipment” shall have the meaning set forth in Section 2.01(e).

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          “Material Adverse Change” means any effect that is, or is likely to be, materially adverse to the Business taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: any failure to meet internal or other estimates, predictions, projections or forecasts of financial performance, or to achieve any forecasted, projected or planned milestones; any adverse effect (including any claim, litigation, cancellation of or delay in customer orders, reduction in revenues or income, disruption of business relationships or loss of employees) arising from or attributable or relating to the announcement of the transactions contemplated by this Agreement; conditions affecting any of the industries in which Buyer operates or participates, or the U.S. economy or financial markets; the taking of any action reasonably required to cause compliance with the terms of, or the taking of any action required by, this Agreement; or the success of any product that competes with the Business.
          “Marks” shall mean the mark Estrasorb® and any other marks relating primarily to the Product or that are used in connection with the operation of the Business, together with the goodwill symbolized by such Marks.
          “MNP Technology” shall have the meaning set forth in the Recitals.
          “Names” means “Novavax, Inc.”, “Novavax”, variations and derivatives thereof and any other logos or trademarks, trade names or service marks of Seller or its Affiliates not included on Schedule 2.01(a).
          “NDA” means a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with the FDCA, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States.
          “Patents” shall mean the patent described in Schedule 2.01(a), and all other issued patents (including all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world thereof), pending or unfiled patent applications and inventions and discoveries that may be patentable that relate primarily to the Product or that are used in connection with the operation of the Business.
          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.
          “PHSA” shall mean the Public Health Services Act, as amended, and the regulations thereunder.

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          “Pre-Closing Receivables” shall have the meaning set forth in Section 2.02(a)(iii).
          “proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.
          “Product” shall have the meaning set forth in the Recitals.
          “Product Registrations” shall have the meaning set forth in Section 2.01(c).
          “Purchase Price” shall have the meaning set forth in Section 2.04.
          “Related Documents” means, collectively, this Agreement, the Supply Agreement, the License Agreement and the other agreements, documents, instruments and certificates executed and delivered in connection with the transactions contemplated by this Agreement.
          “Schedules” means the disclosure schedules delivered by Seller to Buyer in connection herewith.
          “Seller” shall have the meaning set forth in the Preamble.
          “Seller Indemnified Parties” shall have the meaning set forth in Section 9.03.
          “Seller’s Tax Returns” means all federal, state, local, foreign and other applicable Tax returns, declarations of estimated Tax reports required to be filed by Seller (without regard to extensions of time permitted by law or otherwise).
          “Supply Agreement” means the Supply Agreement between Seller and Buyer dated as of the date hereof.
          “Taxes” means all federal, state and local taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.
          “Territory” shall mean the United States, Canada and Mexico.
          “Threshold Amount” shall have the meaning set forth in Section 9.04(a).
          “Trade Secrets” shall mean all Know-How, Formulae, trade secrets, inventions and discoveries, confidential information, research records, test information, customer lists,

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software, manufacturing and technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by Seller or its Affiliates as licensee or licensor that relate primarily to the Product or that are used in connection with the operation of the Business.
          “Trademark Registrations” shall mean all pending trademark and service mark applications and registrations for the Marks in the Territory.
          “Transferred Know How” shall have the meaning set forth in Section 2.01(b).
          “Transfer Taxes” shall have the meaning set forth in Section 10.03.
          “United States” shall mean the fifty states of the United States of America and its territories and possessions including Puerto Rico, irrespective of its political structure, and the District of Columbia.